Exhibit 1.1

Execution Version

PURCHASE AGREEMENT

April 11, 2018

MERRILL LYNCH, PIERCE, FENNER & SMITH

    INCORPORATED

    As Representative of the Initial Purchasers

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory. TopBuild Escrow Corp., a Delaware corporation (the “Issuer”), a wholly owned subsidiary of TopBuild Corp., a Delaware corporation (the “Company”), proposes to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and the other several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $400,000,000 aggregate principal amount of 5.625% Senior Notes due 2026 (the “Notes”). Merrill Lynch has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.

The Notes are being issued by the Issuer in connection with the pending acquisition (the “USI Acquisition”) of USI Legend Parent, Inc., a Delaware corporation (“USI”), pursuant to an Agreement and Plan of Merger, dated March 1, 2018 (the “Merger Agreement”), by and among the Company, Legend Holdings LLC, a Delaware limited liability company, USI and Racecar Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, upon consummation of the transactions contemplated thereby, USI will survive as a wholly owned subsidiary of the Company.

In connection with the USI Acquisition, the Company is amending its Senior Secured Credit Agreement dated May 5, 2017, among the Company, Bank of America, N.A., as administrative agent and the other agents and lenders party thereto (as amended, the “Credit Agreement”) and on or prior to the date of the consummation of the USI Acquisition will borrow an additional $100.0 million under the Credit Agreement’s term loan facility. The Credit Agreement is guaranteed and secured pursuant to certain agreements described in the Offering Memorandum under the heading “Description of Other Indebtedness” (collectively, the “Security Documents”). The amendment of the Credit Agreement by the Company and the subsidiaries of the Company named as guarantors therein, the extensions of credit thereunder as described above and the entry by the Company and the guarantors under the Credit Agreement, as applicable, into the Security Documents, or amendments thereto, are referred to herein as the “Credit Transactions”. The Credit Agreement and the Security Documents are referred to herein as the “Credit Documents”.

The Notes will be issued pursuant to an indenture to be dated as of the Closing Date (as defined below) (the “Indenture”) between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be issued only in book-entry form in the name of Cede

& Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a blanket letter of representations to be dated on or before the Closing Date (including the applicable Rule 144A and Regulation S riders thereto, the “DTC Letter of Representations”), among the Issuer and/or the Company and the Depositary.

On the Closing Date, the Issuer will enter into an escrow agreement relating to the Notes (the “Escrow Agreement”) with the Trustee and U.S. Bank National Association, as escrow agent (the “Escrow Agent”). Pursuant to the Escrow Agreement, the Issuer will deposit (or cause to be deposited) the net proceeds of the Offering of the Notes into an account pledged to the Trustee (the “Escrow Account”), together with additional cash in an aggregate amount (collectively, with any other property from time to time held by the Escrow Agent, the “Escrowed Property”) sufficient to fund the redemption of the Notes at a redemption price (the “Special Mandatory Redemption Price”) equal to the principal amount of the Notes plus accrued and unpaid interest on the Notes to but excluding September 5, 2018. Upon delivery by the Company to the Escrow Agent and the Trustee of an officer’s certificate certifying that the Escrow Conditions (as defined in the Escrow Agreement) have been satisfied (the “Escrow Officers’ Certificate”), the Escrowed Property will be released to the Company on the date of such delivery of the Escrow Officers’ Certificate (the “Escrow Release Date”). If the Escrow Conditions shall not have been satisfied on or prior to the earlier of August 30, 2018 (the “Outside Date”) or such earlier date that the Issuer notifies the Escrow Agent and the Trustee in writing that it has determined that the Escrow Release Date will not occur on or prior to the Outside Date (such date of, the “Special Mandatory Redemption Date”), the Issuer will be required pursuant to, and in accordance with, the terms of the Indenture and the Escrow Agreement to redeem the Notes at the Special Redemption Price on the Special Mandatory Redemption Date.

On the Escrow Release Date, the Company will assume all obligations of the Issuer under the Notes and the Indenture, and the payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantees”), jointly and severally by (i) each of the Company’s direct and indirect subsidiaries that is a borrower or guarantor under its Credit Agreement (collectively, the “Guarantors”) and (ii) any other subsidiary of the Company after the Escrow Release Date (as defined below) that executes an additional guarantee thereafter in accordance with the terms of the Indenture.

The Company and each Guarantor shall, on the Escrow Release Date, execute and deliver a supplemental indenture to the Indenture (and other certificates and opinions reasonably satisfactory to the Trustee) pursuant to which the Company and each Guarantor will assume all of the obligations of the Issuer and the Guarantors, respectively, under the Indenture, the Notes and the Guarantees thereof, as applicable (the “Supplemental Indenture”), and from and after the Escrow Release Date, references herein to the “Indenture” shall mean such Indenture dated as of the Closing Date, as supplemented by the Supplemental Indenture dated as of the Escrow Release Date. The Notes and the Guarantees thereof are herein collectively referred to as the “Securities.” References to the “Issuer” shall, from and after the Escrow Release Date, refer to the Company (unless the context otherwise requires).

The representations, warranties, covenants and agreements of the Guarantors under this Agreement shall not become effective until the execution by the Guarantors of a joinder agreement to this Agreement, substantially in the form attached hereto as Exhibit C (the “Joinder

Agreement”), at which time such representations, warranties, covenants and agreements shall become effective as of the date hereof pursuant to the terms of the Joinder Agreement, and each of the Guarantors shall, without any further action by any person, become a party to this Agreement.

For purposes of this Agreement, (A) the term “Transactions” refers collectively to the (i) issuance and sale of the Notes pursuant to the terms of this Agreement and the Indenture, (ii) execution of this Agreement, the DTC Letter of Representations, the Escrow Agreement, the Indenture, the Joinder Agreement and the Supplemental Indenture, (iii) issuance of the Guarantees pursuant to the terms of the Supplemental Indenture, (iv) deposit of the net proceeds of the issuance and sale of the Notes in the Escrow Account and the granting of security interests pursuant to the Escrow Agreement, (v) Credit Transactions, (vi) consummation of the USI Acquisition and (vii) payment of all related fees and expenses in connection with the foregoing and (B) the term “Transaction Documents” refers to this Agreement, the DTC Letter of Representations, the Escrow Agreement, the Indenture, the Securities, the Credit Documents, the Merger Agreement, the Joinder Agreement and the Supplemental Indenture.

As used in this Agreement, all references to the Company and its subsidiaries, the Company and its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), the Company and the Guarantors, and the Guarantors, give effect to the consummation of the USI Acquisition, except as noted otherwise.

The Company and the Issuer understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may be resold or otherwise transferred, after the date hereof, only if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company and the Issuer have prepared and delivered to the Initial Purchasers copies of a Preliminary Offering Memorandum, dated April 9, 2018 (the “Preliminary Offering Memorandum”) and have prepared and delivered to the Initial Purchasers copies of a Pricing Supplement, dated April 11, 2018 (the “Pricing Supplement”), describing the terms of the Securities, each for use by the Initial Purchasers in connection with their solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company and the Issuer will prepare and deliver to the Initial Purchasers a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed by the Company under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and specifically incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

If the USI Acquisition is consummated substantially concurrently with the consummation of the offering of the Notes, then the escrow arrangements described above will not be implemented and the Joinder Agreement will be executed concurrently with the Closing Date.

The Issuer, the Company and each of the Guarantors (in the case of the Guarantors, upon execution and delivery of the Joinder Agreement) hereby confirms its agreement with the Initial Purchasers as follows:

SECTION 1.    Representations and Warranties. Each of the Issuer, the Company and the Guarantors (in the case of the Guarantors, upon execution and delivery of the Joinder Agreement), jointly and severally, hereby represents, warrants and covenants to the Initial Purchasers that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)    No Registration Required. Subject to the accuracy of, and compliance by the Initial Purchasers with, the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)    No Integration of Offerings or General Solicitation. None of the Issuer, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuer, the Company and the Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities hereunder and as described in Offering Memorandum in a manner that would require the Securities to be registered under the Securities Act. None of the Issuer, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuer, the Company and the Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Issuer, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer, the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuer, the Guarantors or their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer and the Guarantors make no representation or warranty) has complied and will comply with the applicable offering restrictions set forth in Regulation S.

(c)    Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)    The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a) as applicable) as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company and the Issuer in writing by the Initial Purchasers through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain or incorporate by reference, all the required information specified in, and meeting the requirements of, Rule 144A. The Issuer, the Company and the Guarantors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e)    Company Additional Written Communications. The Issuer, the Company and the Guarantors have not prepared, made, used, authorized, approved or distributed and, without the consent of the Representative, will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Issuer, the Company, the Guarantors or their agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company and the Issuer in writing by any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication.

(f)    Incorporated Documents. The documents incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)    The Purchase Agreement and the Joinder Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Issuer, and, on the Escrow Release Date, the Joinder Agreement will have been duly authorized, executed and delivered by the each of the Guarantors.

(h)    The DTC Letter of Representations. The DTC Letter of Representations has been duly authorized and, on or prior to the Closing Date, will have been duly executed and delivered by the Issuer.

(i)    Authorization of the Notes and the Guarantees. The Notes to be purchased by the Initial Purchasers from the Issuer will on the Closing Date be substantially in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuer and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuer, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Notes have been duly and validly authorized for issuance by the Company, and when assumed by the Company on the Escrow Release Date, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Escrow Release Date when issued will be in the respective forms contemplated by the Indenture and have been duly authorized by the Guarantors for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Escrow Release Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(j)    Authorization of the Indenture and the Supplemental Indenture. The Indenture (including the Guarantees set forth therein) has been duly authorized by the Issuer and, on the Closing Date, will have been duly executed and delivered by the Issuer, and, when duly executed and delivered in accordance with its terms by the Trustee, will constitute a valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors or by general equitable principles. On or prior to the Escrow Release Date, the Supplemental Indenture will have been duly authorized, executed and delivered by the Company and the Guarantors and, when duly executed and delivered in accordance with its terms by the Trustee, will constitute a valid and binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k)    The Escrow Agreement. The Escrow Agreement has been duly authorized by the Issuer and, on the Closing Date, will have been duly executed and delivered by the Issuer, and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors or by general equitable principles. When executed and delivered to the Escrow Agent and the Trustee on the Closing Date, the Escrow Agreement will grant and create a valid and enforceable perfected first-priority security interest in the Escrowed Property in favor of the Trustee to secure the Issuer’s obligations under the Notes.

(l)    Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(m)    No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(n)    Independent Accountants. PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedule of the Company filed with the Commission and incorporated by reference in the Offering Memorandum is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by PricewaterhouseCoopers LLP to the Company have been approved by the Audit Committee of the Board of Directors of the Company. Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of USI included in the Offering Memorandum are independent auditors within the meaning of the rules of the American Institute of Certified Public Accountants.

(o)    Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly, in all material respects, the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods presented, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions “Offering Memorandum Summary–Summary Historical and Unaudited Pro Forma Financial Data of TopBuild Corp.” and “Selected Historical Consolidated Financial Information of TopBuild Corp.,” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the applicable audited financial statements contained in the Offering Memorandum. The pro forma condensed consolidated financial statements of the Company and its subsidiaries and the related notes thereto included under the caption “Offering Memorandum Summary–Summary Historical and Unaudited Pro Forma Financial Data of TopBuild Corp.” and “Unaudited Pro Forma Condensed Consolidated Financial Information” and elsewhere in the Offering Memorandum present fairly, in all material respects, the information contained therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical and market-related data and forward-looking statements included in the Offering Memorandum are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and have been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(p)    Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Issuer, the Company and the Guarantors, to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each of the Company and each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such failures to so qualify or be in good standing as would not individually or in the aggregate, be reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company (or, with respect to USI and its subsidiaries, will be owned by the Company upon consummation of the USI Acquisition), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except in each case as disclosed in the Offering Memorandum. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit B-1 hereto and (ii) after consummation of the USI Acquisition, USI and its subsidiaries listed on Exhibit B-2 hereto.

(q)    Capitalization and Other Capital Stock Matters. At December 31, 2017, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Company would have had the total capitalization as set forth in the Offering Memorandum in the column labeled “Pro Forma” in the table set forth under the caption “Capitalization”.

(r)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other organizational document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Credit Agreement), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change. The execution, delivery and performance of the Transaction Documents by the Issuer, the Company and the Guarantors party thereto, and the issuance and delivery of the Securities, and consummation of the Transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been (or with respect to USI and its subsidiaries, will be on or prior to the Escrow Release Date) duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other organizational document of the Company, the Issuer or any Guarantor, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary of the Company Subsidiary, except, in the case of clauses (ii) and (iii) of this sentence, for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges, encumbrances or violations or lack of consents as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change and except, in the case of clause (ii) of this sentence, for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges encumbrances or lack of consent pursuant to any indebtedness governed by an Existing Instrument (which conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges or encumbrances do not arise from the incurrence of the Notes but from the other Transactions) being repaid, prepaid, repurchased, redeemed, legally defeased or otherwise retired at or before the Escrow Release Date.

No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of the Transaction Documents by the Issuer, the Company and the Guarantors to the extent a party thereto, or the issuance and delivery of the Securities, or consummation of the Transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Issuer and Guarantors and are in full force and effect.

As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(s)    No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries and any such action, suit or proceeding, if determined adversely to the Company or such subsidiary, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the Transactions. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent, which, in either case, would reasonably be expected to result in a Material Adverse Change.

(t)    Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

(u)    All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses, and neither the Company nor any subsidiary has received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to result in a Material Adverse Change.

(v)    Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(o) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Offering Memorandum and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(w)    Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns (or have properly requested extensions thereof) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(o) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(x)    Issuer, Company and Guarantors Not an “Investment Company”. None of the Issuer, the Company nor any of the Guarantors is, and after receipt of payment for the Securities none will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(y)    Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be reasonably expected to result in a Material Adverse Change. Since June 30, 2015, neither of the Company nor any subsidiary has been denied any material insurance coverage which it has sought or for which it has applied.

(z)    No Price Stabilization or Manipulation. None of the Issuer, the Company or any of the Guarantors has taken and or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(aa)    Solvency. Each of the Issuer, the Company and the Guarantors is, and immediately after the Escrow Release Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person, on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (iv) such person does not have unreasonably small capital.

(bb)    Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(cc)    Company’s Accounting System. The Company and its subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and are prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(dd)    Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system.

(ee)    Regulations T, U, X. None of the Issuer, the Company nor any Guarantor nor any of their respective subsidiaries has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ff)    Compliance with and Liability Under Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best knowledge of the Issuer, the Company and the Guarantors, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that would reasonably be expected to result in a violation of or liability or costs under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(hh)    ERISA Compliance.    The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company or its subsidiaries are in compliance in all material respects with ERISA and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the

“Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or its subsidiaries. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or its subsidiaries that is intended to be qualified under Section 401 of the Code is so qualified and to the knowledge of the Company nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ii)    Compliance with Labor Laws. Except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(jj)    Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer or stockholder of the Company or any affiliate of the Company, on the other hand, which is required by Item 404 of Regulation S-K to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Offering Memorandum.

(kk)    No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(mm)    No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted since the Company’s separation from Masco Corporation in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn)    No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Crimea, Cuba, Iran, North Korea or Syria, or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(oo)    Regulation S. The Issuer, the Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuer, the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902.

(pp)    Credit Agreement Amendment. The amendment of the Credit Agreement as described in the Offering Memorandum has been duly and validly authorized, executed and delivered by the Company and the subsidiaries of the Company party thereto and the Credit Agreement as amended constitutes the valid and legally binding obligation of the Company and such subsidiaries, enforceable in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

Any certificate signed by an officer of the Issuer, the Company or any Guarantor and delivered to the Initial Purchasers shall be deemed to be a representation and warranty by the Issuer, the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2.    Purchase, Sale and Delivery of the Securities.

(a)    The Securities. On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Issuer agrees to issue and sell to the Initial Purchasers, all of the Securities, and the Initial Purchasers agree, to purchase from the Issuer the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 98.50% of the principal amount thereof payable on the Closing Date.

(b)    The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the New York offices of Davis Polk & Wardwell LLP (or such other place as may be agreed to by the Issuer and Merrill Lynch) at 9:00 a.m., New York City time, on April 25, 2018 or such other time and date as shall be agreed upon by Merrill Lynch and the Issuer (the time and date of such closing are called the “Closing Date”).

(c)    Delivery of, and Payment For, the Securities. The Issuer shall deliver, or cause to be delivered, to Merrill Lynch for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer in the amount of the aggregate purchase price for the Notes, plus accrued interest, if any, to the Closing Date, to the Escrow Account, in immediately available funds. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Letter of Representations and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as Merrill Lynch shall reasonably designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d)    Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly with any other Initial Purchaser, represents and warrants to, and agrees with, the Company that:

(i)    it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii)    it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii)    it will not offer or sell Securities by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3.    Additional Covenants. Each of the Issuer, the Company and the Guarantors (in the case of the Guarantors, upon execution and delivery of the Joinder Agreement) further covenants and agrees with each Initial Purchaser as follows:

(a)    Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the third business day following the date hereof, the Company and the Issuer will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company and the Issuer will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement subsequent to the Time of Sale. The Company and the Issuer will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have reasonably objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company and the Issuer will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(b)    Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company and the Issuer will promptly notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the reasonable judgment of the Representative or counsel for the Representative it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Issuer, the Company and the Guarantors agree to promptly prepare (subject to Section 3 hereof), file with the Commission (solely with respect to any documents incorporated by reference) and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

(c)    Copies of the Offering Memorandum. The Company and the Issuer agree to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d)    Blue Sky Compliance. Each of the Issuer, the Company and the Guarantors shall reasonably cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Notwithstanding the foregoing, none of the Issuer, the Company nor any Guarantor or other subsidiary of the Company shall be required to qualify as a foreign corporation or as a dealer in securities or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Issuer, the Company and the Guarantors will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Issuer, the Company and the Guarantors shall use its reasonable best efforts to obtain the withdrawal thereof as soon as reasonably practicable.

(e)    Use of Proceeds. The Issuer and the Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f)    The Depositary. The Issuer, the Company and the Guarantors will cooperate with the Initial Purchasers and use their respective reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g)    Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis (including as may be extended pursuant to Rule 12b-15 under the Exchange Act), with the Commission all reports and documents required to be filed by it under Section 13 or 15 of the Exchange Act. Additionally, at any time when the

Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information satisfying the requirements of Rule 144A(d) (if any) in order to permit compliance with Rule 144A in connection with resales of the Securities by such holders and beneficial owners.

(h)    Agreement Not To Offer or Sell Additional Securities. During the period of 90 days following the date hereof, the Issuer, the Company and the Guarantors will not, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuer, the Company or the Guarantors or securities exchangeable for or convertible into debt securities of the Issuer, the Company or the Guarantors.

(i)    [reserved]

(j)    No Integration. The Issuer, the Company and the Guarantors agree that they will not and will cause their Affiliates not to make any offer or sale of securities of the Issuer, the Company or the Guarantors of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuer to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k)    No General Solicitation or Directed Selling Efforts. The Issuer and the Company agree that they will not and will not permit any of their Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Issuer and the Company will and will cause its Affiliates and will use its commercially reasonable efforts to cause all such other persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(l)    No Restricted Resales. The Issuer and the Company will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.

(m)    Legended Securities. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(n)    Escrow Conditions. Concurrently with the release of the Escrowed Property on the Escrow Release Date:

(i)    the Company shall deliver to the Representative executed copies of any certificates, evidence and documents confirming compliance with and satisfaction of the Escrow Release Conditions (as defined in the Escrow Agreement) in accordance with the Escrow Agreement;

(ii)    the Company and the Guarantors shall enter into the Joinder Agreement and the Supplemental Indenture and shall deliver executed copies thereof to the Representative;

(iii)    the Company shall cause Greenberg Traurig, P.A. and Greenberg Traurig LLP (collectively, “Greenberg Traurig”), counsel for the Company and the Guarantors, dated as of the Escrow Release Date, in form and substance as mutually agreed by the Company and the Representative; and

(iv)    the Company and the Guarantors shall deliver to the Representative, secretary’s certificates, dated the Escrow Release Date, reasonably satisfactory to the Representative, which shall include the following documents with respect to the Company and the Guarantors: (a) certificates or articles of incorporation or organization, (b) by-laws or comparable organizational documents, (c) resolutions of the Board of Directors or Board of Managers of each entity or comparable documents, and (d) certificates of good standing from the jurisdiction of incorporation or organization of each such entity.

The Representative on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Issuer, the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.    Payment of Expenses. Each of the Issuer, the Company and the Guarantors agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the Transactions, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Issuer’s, Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Issuer, the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, as agreed between the Company and the Trustee, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) all fees and expenses associated with the grant or perfection of the security interests and liens to be obtained under the Escrow Agreement and all lien search and filing fees in connection with perfecting the security interest in the Escrow Collateral, (x) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuer and the Guarantors in connection with approval of the Securities by Depositary for “book-entry” transfer, and the performance by the Issuer, the Company and the Guarantors of their respective obligations under this Agreement and (xi) one half the cost of any chartered airplane (subject, in the case of any chartered airplane, to the prior consent of the Company) or other transportation and all other expenses incident to the “road show” for the offering of the Notes. Except as provided in this Section 4, and Section 8 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.    Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuer, the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Issuer, the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)    Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, and Deloitte & Touche LLP, the independent auditors for USI, customary “comfort letters” dated the date hereof addressed to the Representative, in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Representative shall have received from such accountants customary “bring-down comfort letters” dated the Closing Date addressed to the Representative, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(b)    No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i)    in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section15E of the Exchange Act.

(c)    Opinion of Counsel for the Company. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Greenberg Traurig, counsel for the Company, dated as of such Closing Date, the form and substance as mutually agreed by the Company and the Representative.

(d)    Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e)    Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Issuer and the Chief Financial Officer or Chief Accounting Officer of the Company and the Issuer, dated as of the Closing Date, to the effect that:

(i)    for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)    the representations, warranties and covenants of the Issuer as set forth in Section 1 hereof are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)     the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f)    Indenture. The Issuer shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Representative shall have received an executed copy thereof.

(g)    Escrow Agreement. The Issuer shall have, on or prior to the Closing Date, executed and delivered to the Representative an executed copy of the Escrow Agreement, deposited or caused to be deposited the Escrowed Property into the Escrow Account, filed or caused to be filed any agreements, financing statements or other instruments to give the Trustee a valid, perfected first-priority security interest in the Escrowed Property and the Escrow Account (as contemplated by the terms of the Escrow Agreement), complied with the terms and provisions in the Escrow Agreement and provided such evidence as the Representative may reasonably require of the foregoing.

(h)    Escrow of Net Proceeds. The Issuer shall have deposited or caused to be deposited the net proceeds from the sale of the Securities received by the Issuer, together with sufficient cash and U.S. Government Obligations (as defined in the Pricing Disclosure Package) to fund a special mandatory redemption of the Securities in accordance with the terms of the Indenture on September 5, 2018.

(i)    Additional Documents. On or before the Closing Date, the Representative and counsel for the Initial Purchasers shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6.    Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.    Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Issuer, the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)    Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall be made only to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or, in the case of offers or sales made outside of the United States, non-U.S. persons to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b)    No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c)    Upon original issuance by the Issuer, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Notes) shall bear a legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT MADE AVAILABLE PURSUANT TO THE SAFE HARBOR PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE SAFE HARBOR PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any subsequent resale or transfer of any Security.

SECTION 8.    Indemnification.

(a)    Indemnification of the Initial Purchasers. Each of the Issuer, the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuer), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon: any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Issuer by any Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)    Indemnification of the Issuer, the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Company and, upon execution and delivery of the Joinder Agreement, each Guarantor and each of their respective directors and each person, if any, who controls the Issuer and the Company, and, upon execution and delivery of the Joinder Agreement, any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuer, the Company, any Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Issuer by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Issuer, the Company and any Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Issuer, the Company or any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Issuer, the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company and the Issuer expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the fourth paragraph, the eighth paragraph and the ninth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Initial Purchasers may otherwise have.

(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Merrill Lynch (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)    Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9.    Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions (or inaccuracies in the representations and warranties herein) which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Issuer, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact (or any such inaccurate or alleged inaccurate representation or warranty) relates to information supplied by the Issuer, the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission (or inaccuracy).

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Issuer, the Company and the Initial Purchasers agree and, upon execution and delivery of the Joinder Agreement, each Guarantor will agree, that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Issuer, the Company or any Guarantor, and each person, if any, who controls the Issuer, the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuer and the Guarantors.

SECTION 10.    Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Issuer if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange (the “NYSE”), or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representative, there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Issuer, the Company or any Guarantor to any Initial Purchaser, except that the Issuer, the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Issuer, the Company or any Guarantor or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11.    Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Guarantors and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Issuer, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered, facsimiled or emailed and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Facsimile: (212) 901-7867

Attention: Legal Department

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Facsimile: (212) 701-5800

Attention: Michael Kaplan

If to the Issuer, the Company or a Guarantor:

TopBuild Corp.

475 North Williamson Boulevard

Daytona Beach, Florida 32114

Email: joe.jacumin@topbuild.com

Attention: Joe Jacumin

with a copy to:

Greenberg Traurig, P.A.

333 Southeast 2nd Avenue

Suite 4400

Miami, Florida 33131

Facsimile: (305) 961-5589

Email: altmand@gtlaw.com

Attention: Drew M. Altman

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and, solely with respect to Sections 8 and 9 hereof, to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14.    Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by Merrill Lynch on behalf of the Initial Purchasers, and any such action taken by Merrill Lynch shall be binding upon the Initial Purchasers.

SECTION 15.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.    Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(a)    Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 17.    Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that principal amount of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Issuer for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected. Notwithstanding anything to the contrary contained herein, no action taken pursuant to this Section 17 shall relieve any defaulting Initial Purchaser from liability in respect of its default.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18.    No Advisory or Fiduciary Responsibility. Each of the Issuer, the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Issuer, the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Issuer, the Company and the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuer, the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Issuer, the Company and the Guarantors on other matters) or any other obligation to the Issuer, the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer, the Company and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Issuer, the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement, together with the Joinder Agreement, supersedes all prior agreements and understandings (whether written or oral) between the Issuer, the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Issuer, the Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Issuer, the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty with respect to the transactions contemplated hereunder.

SECTION 19.    General Provisions. This Agreement, together with the Joinder Agreement, constitutes the entire agreement of the parties to this Agreement and the Joinder Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

TopBuild Escrow Corp.

By:	/s/ John S. Peterson
Name:	John S. Peterson
Title:	Chief Financial Officer

[Signature Page to Purchase Agreement]

TopBuild Corp.

By:	/s/ John S. Peterson
Name:	John S. Peterson
Title:	Chief Financial Officer

[Signature Page to Purchase Agreement]

Execution Version

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Mark W. Kushemba
Managing Director

[Signature Page to Purchase Agreement]

Execution Version

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$134,000,000
PNC Capital Markets LLC.	78,000,000
Fifth Third Securities, Inc.	62,800,000
SunTrust Robinson Humphrey Inc.	57,200,000
U.S. Bancorp Investments, Inc.	26,000,000
The Huntington Investment Company	26,000,000
Capital One Securities, Inc.	16,000,000

Total	$400,000,000

EXHIBIT B-1

Subsidiaries of Company

Name	Entity Type	State of Incorporation
TopBuild Support Services, Inc.	Corporation	Delaware

Builder Services Group, Inc.	Corporation	Florida

American National Services, Inc.	Corporation	California

Service Partners, LLC	Limited Liability Company	Virginia

Superior Contracting Corporation	Corporation	Delaware

TopBuild Home Services, Inc.	Corporation	Delaware

TopBuild Procurement, Inc.	Corporation	Delaware

American Commercial Insulation, LLC	Limited Liability Company	Delaware

ADO Products, LLC	Limited Liability Company	Minnesota

Exhibit B-1

EXHIBIT B-2

Subsidiaries of USI

Name	Entity Type	State of Incorporation
USI Legend Parent, Inc.	Corporation	Delaware

USI Senior Holdings, Inc.	Corporation	Delaware

USI Intermediate Holdings, Inc.	Corporation	Delaware

United Subcontractors, Inc.	Corporation	Utah

USI Cardalls, LLC	Limited Liability Company	Delaware

USI Smith Insulation, LLC	Limited Liability Company	Delaware

Exhibit B-2

EXHIBIT C

Joinder Agreement

[    ], 2018

Reference is hereby made to the Purchase Agreement, dated [    ], 2018 (the “Purchase Agreement”), between TopBuild Escrow Corp., a Delaware corporation (the “Issuer”), TopBuild Corp., a Delaware corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative (the “Representative”) of the Initial Purchasers named on Schedule A thereto (the “Initial Purchasers”), providing for the issuance and sale of the Notes (as defined therein) by the Issuer.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

Each of the undersigned hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it shall be deemed to be a party to the Purchase Agreement as if it were an original signatory thereto and hereby makes the representations and warranties and expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of a Guarantor under the Purchase Agreement, including without limitation, any indemnity and contribution obligations under the Purchase Agreement. All references in the Purchase Agreement to the Guarantors shall hereafter include each of the undersigned and their respective successors, as applicable.

Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as the Issuer or any undersigned party or the Representative may reasonably require to effect the purpose of this Joinder Agreement.

This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York.

[Signature Pages Follow]

Exhibit C

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first set forth above.

[Guarantors]

By
Name:
Title:

Exhibit C

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place (including on the Internet) and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance on Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of Regulation S and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

Annex I